Exhibit (a)(1)(ix)

April 18, 2014

Dear Cole Credit Property Trust, Inc. Stockholder:

As you know, Cole Credit Property Trust, Inc. (“CCPT”) entered into an Agreement and Plan of Merger, dated March 17, 2014 (the “Merger Agreement”), with American Realty Capital Properties, Inc. (“ARCP”) and Desert Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of ARCP, which provides for the acquisition of CCPT by ARCP. Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) pursuant to which Merger Sub has offered to purchase all of the outstanding shares of CCPT’s common stock (the “Shares”), at a price per Share of $7.25, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in Merger Sub’s Offer to Purchase. The Offer is currently scheduled to expire at 12:00 midnight, New York City time, on Friday, April 25, 2014 (which is the end of the day on April 25, 2014), subject to extension in certain circumstances as required or permitted by the Merger Agreement and applicable law.

We are writing to inform you that on April 18, 2014, Merger Sub and ARCP filed Amendment No. 3 to their Tender Offer Statement and Schedule 13e-3 Transaction Statement on Schedule TO (as amended, the “Schedule TO”) and CCPT filed Amendment No. 2 to its Solicitation/Recommendation Statement on Schedule 14D-9 (as amended, the “Schedule 14D-9”) and Amendment No. 2 to its Rule 13e-3 Transaction Statement (collectively, the “Amendments”), all originally filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2014.

The Amendments provide additional disclosure about the Offer and the transactions contemplated by the Merger Agreement, including, among other things, (1) additional information regarding CCPT’s summary financial information, including the selected financial data presented in Annex 1 hereto, which were derived from CCPT’s consolidated financial statements previously filed with the SEC, and (2) information reviewed by CCPT’s financial advisor in connection with the delivery of its opinion regarding the fairness of Offer and the Merger, including the summary financial projections relating to 26 of the 39 net-leased properties of CCPT presented in Annex 2 hereto.

The terms and conditions of the Offer remain the same, as set forth in the tender offer materials previously disseminated by ARCP, Merger Sub and CCPT. All of the tender offer materials, including the Amendments, are accessible to CCPT stockholders free of charge at the SEC’s website at www.sec.gov, and by contacting the information agent for the Offer, Cole Capital Corporation, as described below. CCPT STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING THE SCHEDULE TO, THE OFFER TO PURCHASE AND THE SCHEDULE 14D-9 AND ALL AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES IN THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE SCHEDULE 13E-3. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE STRONGLY ENCOURAGE YOU TO TENDER YOUR SHARES TODAY.

If you have any questions about how to tender your Shares, please contact the information agent for the Offer, Cole Capital Corporation, at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, or toll free at (866) 907-2653.

Thank you for your consideration.

Sincerely,

AMERICAN REALTY CAPITAL PROPERTIES, INC. /s/ Lisa E. Beeson ______________________________ Lisa E. Beeson Chief Operating Officer	COLE CREDIT PROPERTY TRUST, INC. /s/ Nicholas S. Schorsch ______________________________ Nicholas S. Schorsch Chairman, Chief Executive Officer and President

2325 EAST CAMELBACK ROAD, SUITE 1100 | PHOENIX, ARIZONA 85016 | WWW.COLECAPITAL.COM

SECURITIES DISTRIBUTED BY AFFILIATE BROKER-DEALER: COLE CAPITAL CORPORATION, MEMBER FINRA/SIPC

COLE CAPITAL: AN AMERICAN REALTY CAPITAL PROPERTIES COMPANY

ANNEX 1

Selected CCPT Financial Data

	(In thousands, except share and per share amounts)
	Year Ended December 31,		Nine Months Ended
	2013	2012	September 30, 2013
Balance Sheet Data:
Total investment in real estate assets, net	$130,225	$127,755	$131,358
Cash and cash equivalents	$652	$7,788	$151
Restricted cash	$2,327	$2,073	$2,409
Total assets	$135,289	$140,385	$136,411
Notes payable	$85,606	$86,322	$85,791
Lines of credit with affiliate	$300	$—	$300
Due to affiliates	$39	$32	$33
Acquired below market lease intangibles, net	$395	$593	$444
Total liabilities	$87,948	$88,735	$88,043
Stockholders’ equity	$47,341	$51,650	$48,368
Operating Data:
Total revenue	$13,455	$12,837	$10,002
General and administrative expenses	$829	$807	$591
Property operating expenses	$681	$638	$477
Property management expenses	$401	$379	$299
Acquisition related expenses	$325	$—	$324
Depreciation and amortization	$4,566	$4,514	$3,426
Operating income	$6,653	$6,499	$4,885
Interest expense and other	$(5,916)	$(6,233)	$(4,393)
Income from continuing operations	$737	$266	$492
Gain on sale of discontinued operations	$—	$3,715	$—
Net income	$737	$4,049	$492
Cash Flow Data:
Net cash provided by operating activities	$5,625	$5,221	$3,725
Net cash (used in) provided by investing activities	$(7,301)	$6,520	$(7,345)
Net cash used in financing activities	$(5,460)	$(9,434)	$(4,017)
Per Share Data:
Income from continuing operations per common share- basic and diluted	$0.07	$0.03	$0.05
Net income - basic and diluted	$0.07	$0.40	$0.05
Distributions declared per common share	$0.50	$0.50	$0.37
Weighted average shares outstanding - basic and diluted	10,090,951	10,090,951	10,090,951

2325 EAST CAMELBACK ROAD, SUITE 1100 | PHOENIX, ARIZONA 85016 | WWW.COLECAPITAL.COM

SECURITIES DISTRIBUTED BY AFFILIATE BROKER-DEALER: COLE CAPITAL CORPORATION, MEMBER FINRA/SIPC

COLE CAPITAL: AN AMERICAN REALTY CAPITAL PROPERTIES COMPANY

ANNEX 2

Financial Projections of CCPT Properties

In connection with its Opinion, CCPT’s financial advisor made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances, including a review of the financial projections relating to 26 of the 39 net-leased properties of CCPT summarized in the table below. With respect to the remaining 12 properties, the direct capitalization method was used because of the stability of the cash flows generated by such properties. With the direct capitalization method,each such property is valued by using the December 31, 2013 net operating income and applying the applicable capitalization rate, without applying any forecasts.

Tenant	Y1 Dec-2014	Y2 Dec-2015	Y3 Dec-2016	Y4 Dec-2017	Y5 Dec-2018	Y6 Dec-2019	Y7 Dec-2020	Y8 Dec-2021	Y9 Dec-2022	Y10 Dec-2023	Y11 Dec-2024
1. Walgreens, 5202 Almeda Dr., Houston, TX*
Total Potential Gross Revenue	$258,975-$265,208	$255,363-$267,829	$258,062-$270,528	$260,842-$273,308	$263,706-$276,172	$243,144-$266,655	$269,692-$297,972	$272,822-$301,102	$276,045-$304,325	$279,364-$307,644	$282,784-$317,520
Net Operating Income	$171,625–$177,858	$165,392-$177,858	$165,392-$177,858	$165,392-$177,858	$165,392-$177,858	$141,881-$165,392	$165,392-$193,672	$165,392-$193,672	$165,392-$193,672	$165,392-$193,672	$165,392-$200,128
Cash Flow Before Debt Service & Taxes	$169,055-$175,288	$163,142-$175,608	$162,665-$175,131	$162,583-$175,049	$162,499-$174,965	$71,879-$162,412	$162,323-$190,603	$162,231-$190,511	$162,136-$190,416	$162,038-$190,318	$161,938-$196,674
2. Walgreens, 400 West 23rd St., Lawrence, KS*
Total Potential Gross Revenue	$300,548-$308,151	$295,657-$310,862	$298,451-$313,656	$301,328-$316,533	$304,291-$319,496	$283,376-$307,343	$310,486-$343,196	$313,725-$346,435	$317,060-$349,770	$320,495-$353,205	$324,034-$366,546
Net Operating Income	$210,154-$217,757	$202,552-$217,757	$202,552-$217,757	$202,552-$217,757	$202,552-$217,757	$178,585-$202,552	$202,552-$235,262	$202,552-$235,262	$202,552-$235,262	$202,552-$235,262	$202,552-$245,064
Cash Flow Before Debt Service & Taxes	$207,577-$215,180	$111,052-$126,257	$199,818-$215,023	$199,736-$214,941	$199,652-$214,857	$102,084-$199,565	$199,475-$232,185	$199,383-$232,093	$199,288-$231,998	$199,190-$231,900	$199,089-$241,601
3. Rite Aid, 3060 Thomas St., Memphis, TN
Total Potential Gross Revenue	$376,140	$377,209	$378,309	$379,442	$380,610	$381,813	$158,379	$189,126	$190,439	$191,793	$193,187
Net Operating Income	$340,523	$340,523	$340,523	$340,523	$340,523	$340,523	$115,851	$145,321	$145,321	$145,321	$145,321
Cash Flow Before Debt Service & Taxes	$338,310	$270,523	$338,175	$338,105	$338,032	$337,958	$2,468	$142,600	$142,518	$142,434	$142,347
4. Rite Aid, 1560 Parkman Rd. NW, Warren, OH
Total Potential Gross Revenue	$361,479	$363,198	$364,967	$366,790	$368,667	$370,601	$326,558	$406,772	$408,884	$411,061	$413,302
Net Operating Income	$304,208	$304,208	$304,208	$304,208	$304,208	$304,208	$258,174	$336,335	$336,335	$336,335	$336,335
Cash Flow Before Debt Service & Taxes	$301,955	$301,887	$301,817	$232,208	$301,672	$301,596	$170,139	$333,564	$333,480	$333,395	$333,307
5. Walgreens, 1201 Camp Jackson Rd., Cahokia, IL*
Total Potential Gross Revenue	$199,527-$232,676	$200,809	$202,783	$204,817	$206,911	$179,599-$210,756	$218,040-$232,792	$220,329-$235,081	$222,686-$237,438	$225,114-$239,866	$192,986-$244,323
Net Operating Income	$135,635-$168,784	$135,000	$135,000	$135,000	$135,000	$105,531-$136,688	$141,750-$156,502	$141,750-$156,502	$141,750-$156,502	$141,750-$156,502	$107,121-$158,458
Cash Flow Before Debt Service & Taxes	$2,609-$90,264	$128,400	$132,136	$132,050	$131,961	$39,213-$133,558	$138,526-$153,278	$138,429-$153,181	$138,330-$153,082	$138,227-$152,979	$30,240-$154,829
6. Walgreens, 15609 Lakeshore Blvd., Cleveland, OH*
Total Potential Gross Revenue	$207,569-$241,699	$234,818-$236,303	$237,048-$238,533	$239,344-$240,829	$241,708-$243,193	$244,144-$246,304	$246,652-$256,237	$249,237-$258,822	$251,898-$261,483	$254,640-$264,225	$244,795-$257,464
Net Operating Income	$135,430-$169,560	$160,515-$162,000	$160,515-$162,000	$160,515-$162,000	$160,515-$162,000	$160,515-$162,675	$160,515-$170,100	$160,515-$170,100	$160,515-$170,100	$160,515-$170,100	$147,846-$160,515
Cash Flow Before Debt Service & Taxes	$74,072-$166,860	$157,734-$159,219	$100,515-$102,000	$157,565-$159,050	$157,476-$158,961	$157,385-$159,545	$157,291-$166,876	$157,194-$166,779	$157,095-$166,680	$156,992-$166,577	$144,217-$156,886
7. Lowe’s, 3620 Emmett F Lowry Expy., Texas City, TX
Total Potential Gross Revenue	$1,222,608	$1,233,409	$1,244,533	$1,255,992	$1,267,794	$1,279,950	$1,292,471	$1,305,368	$1,318,651	$1,332,333	$1,346,426
Net Operating Income	$862,585	$862,585	$862,585	$862,585	$862,585	$862,585	$862,585	$862,585	$862,585	$862,585	$862,585
Cash Flow Before Debt Service & Taxes	$625,085	$835,703	$834,896	$834,065	$833,210	$832,329	$831,421	$830,486	$829,523	$828,531	$827,510
8. Rite Aid, 713 Broadway, Bangor, ME*
Total Potential Gross Revenue (Scenario 1)	$405,033-$422,767	$389,342-$424,809	$391,444-$426,911	$393,610-$429,077	$359,139-$407,571	$421,599-$432,751	$423,966-$435,118	$426,404-$437,556	$428,915-$440,067	$444,610-$448,550	$460,384-$463,009
Net Operating Income (Scenario 1)	$336,981-$354,715	$319,248-$354,715	$319,248-$354,715	$319,248-$354,715	$282,546-$330,978	$342,708-$353,860	$342,708-$353,860	$342,708-$353,860	$342,708-$353,860	$355,818-$359,758	$368,928-$371,553
Cash Flow Before Debt Service & Taxes (Scenario 1)	$334,361-$352,095	$316,549-$352,016	$316,468-$351,935	$316,385-$351,852	$106,080-$245,778	$339,671-$350,823	$339,580-$350,732	$339,486-$350,638	$339,389-$350,541	$352,399-$356,339	$365,407-$368,032
9. Tractor Supply, 541 W. Reservoir Rd., Woodstock, VA*
Total Potential Gross Revenue (Scenario 1)	$283,530-$287,380	$285,107-$308,207	$286,730-$309,830	$288,401-$311,501	$290,124-$313,224	$236,247-$291,897	$293,724-$305,631	$295,606-$335,298	$297,544-$337,236	$299,541-$339,233	$301,597-$341,289
Net Operating Income (Scenario 1)	$230,999-$234,849	$231,000-$254,100	$231,000-$254,100	$231,000-$254,100	$231,000-$254,100	$175,350-$231,000	$231,000-$242,907	$231,000-$270,692	$231,000-$270,692	$231,000-$270,692	$231,000-$270,692
Cash Flow Before Debt Service & Taxes (Scenario 1)	$226,465-$230,315	$226,330-$249,430	$226,190-$249,290	$226,046-$249,146	$225,897-$248,997	$170,094-$225,744	$65,739-$225,586	$225,424-$265,116	$225,256-$264,948	$225,084-$264,776	$224,907-$264,599
10. Apria Healthcare, 7353 Company Dr. Indianapolis, IN
Total Potential Gross Revenue	$881,957	$574,398	$865,477	$885,846	$906,714	$928,093	$949,999	$972,442	$995,437	$1,018,999	$1,043,142
Net Operating Income	$577,042	$260,335	$541,993	$552,657	$563,530	$574,614	$585,914	$597,436	$609,181	$621,155	$633,362
Cash Flow Before Debt Service & Taxes	$577,042	($530,718)	$541,993	$552,657	$563,530	$574,614	$585,914	$597,436	$609,181	$621,155	$633,362
11. Gander Mountain, 19820 Hempstead Rd., Houston, TX
Total Potential Gross Revenue	$1,460,218	$1,506,294	$1,515,776	$1,525,543	$1,535,602	$1,159,473	$1,595,046	$1,751,041	$1,762,364	$1,774,026	$1,786,038
Net Operating Income	$1,153,350	$1,190,220	$1,190,220	$1,190,220	$1,190,220	$803,729	$1,228,630	$1,373,633	$1,373,633	$1,373,633	$1,373,633
Cash Flow Before Debt Service & Taxes	$1,135,652	$1,171,991	$1,182,420	$1,170,880	$1,170,300	$783,212	$478,574	$1,351,866	$1,351,213	$1,350,541	$1,349,848
12. CVS, 11115 East U.S. Hwy 24, Independence, MO
Total Potential Gross Revenue	$334,474	$336,019	$337,611	$339,251	$340,940	$342,679	$347,652	$351,770	$353,672	$355,629	$357,646
Net Operating Income	$282,954	$282,954	$282,954	$282,954	$282,954	$282,954	$286,135	$288,408	$288,408	$288,408	$288,408
Cash Flow Before Debt Service & Taxes	$282,954	$282,954	$282,954	$282,954	$282,954	$282,954	$286,135	$288,408	$288,408	$288,408	$288,408
13. Rite Aid, 1696 Middle Tennessee Blvd., Murfreesboro, TN
Total Potential Gross Revenue	$310,242	$311,312	$312,413	$313,548	$314,717	$249,723	$299,101	$300,379	$301,694	$303,049	$314,065
Net Operating Income	$274,146	$274,133	$274,118	$274,105	$274,091	$207,878	$256,001	$255,985	$255,968	$255,951	$265,555
Cash Flow Before Debt Service & Taxes	$271,906	$271,826	$271,742	$271,657	$271,570	$133,774	$253,326	$253,230	$253,130	$253,028	$262,545
14. Rite Aid, 1334 Windrim Ave., Philadelphia, PA
Total Potential Gross Revenue	$357,252	$358,343	$359,468	$360,625	$361,817	$305,334	$372,700	$374,003	$375,346	$376,728	$383,639
Net Operating Income	$320,874	$320,874	$320,874	$320,874	$320,874	$263,163	$329,263	$329,263	$329,263	$329,263	$334,751
Cash Flow Before Debt Service & Taxes	$318,602	$318,534	$318,463	$318,391	$318,317	$176,979	$326,550	$326,468	$326,385	$326,298	$331,697
15. CVS, 603 South Cedar Ridge Dr., Duncanville, TX
Total Potential Gross Revenue	$311,900	$314,051	$316,266	$318,549	$320,899	$323,320	$326,270	$333,837	$336,483	$339,207	$342,014
Net Operating Income	$240,194	$240,194	$240,194	$240,194	$240,194	$240,194	$240,650	$245,648	$245,648	$245,648	$245,648
Cash Flow Before Debt Service & Taxes	$240,194	$240,194	$240,194	$240,194	$240,194	$240,194	$240,650	$245,648	$245,648	$245,648	$245,648
16. CineMagic Theatre, 2171 Superior Drive NW, Rochester, MN
Total Potential Gross Revenue	$468,575	$476,002	$483,602	$491,377	$499,334	$507,476	$515,807	$524,334	$533,059	$541,986	$551,126
Net Operating Income	$253,893	$254,879	$255,845	$256,788	$257,707	$258,600	$259,466	$260,302	$261,106	$261,874	$262,611
Cash Flow Before Debt Service & Taxes	$244,802	$245,515	$246,200	$246,854	$247,475	$248,061	$248,611	$249,121	$249,590	$250,012	$250,393
17. Rite Aid, 8130 Ohio River Rd., Wheelersburg, OH*
Total Potential Gross Revenue	$211,235-$220,235	$203,442-$221,442	$204,686-$222,686	$205,966-$223,966	$188,556-$214,376	$220,799-$229,099	$222,199-$230,499	$223,639-$231,939	$225,124-$233,424	$234,270-$237,995	$241,285-$245,652
Net Operating Income	$171,000-$180,000	$162,000-$180,000	$162,000-$180,000	$162,000-$180,000	$143,271-$169,091	$174,156-$182,456	$174,156-$182,456	$174,156-$182,456	$174,156-$182,456	$181,772-$185,497	$187,212-$191,579
Cash Flow Before Debt Service & Taxes	$168,764-$177,764	$159,697-$177,697	$89,000-$107,000	$159,557-$177,557	$72,660-$157,991	$171,564-$179,864	$171,486-$179,786	$171,406-$179,706	$171,324-$179,624	$178,855-$182,580	$184,207-$188,574
18. Tractor Supply, 5525 US HWY 60 W, Paducah, KY*
Total Potential Gross Revenue	$230,185-$231,620	$231,926-$249,141	$233,719-$250,934	$235,566-$252,781	$237,469-$254,684	$235,257-$239,428	$207,273-$241,446	$243,525-$278,443	$245,667-$280,585	$247,872-$282,790	$250,144-$285,062
Net Operating Income	$172,150-$173,585	$172,150-$189,365	$172,150-$189,365	$172,150-$189,365	$172,150-$189,365	$167,979-$172,150	$137,977-$172,150	$172,150-$207,068	$172,150-$207,068	$172,150-$207,068	$172,150-$207,068
Cash Flow Before Debt Service & Taxes	$167,815-$169,250	$167,480-$184,695	$161,950-$179,165	$167,196-$184,411	$167,047-$184,262	$162,723-$166,894	($22,117)-$166,736	$166,574-$201,492	$166,406-$201,324	$166,234-$201,152	$166,057-$200,975
19. Tractor Supply, 3300 Veterans Outer Loop, Glasgow, KY*
Total Potential Gross Revenue	$258,375	$260,088-$275,186	$261,850-$281,980	$263,667-$283,797	$265,539-$285,669	$267,465-$287,595	$197,904-$269,450	$271,495-$303,264	$273,601-$305,370	$275,770-$307,539	$278,004-$309,773
Net Operating Income	$201,300	$201,300-$216,398	$201,300-$221,430	$201,300-$221,430	$201,300-$221,430	$201,300-$221,430	$129,754-$201,300	$201,300-$233,069	$201,300-$233,069	$201,300-$233,069	$201,300-$233,069
Cash Flow Before Debt Service & Taxes	$196,962	$195,900-$210,998	$196,698-$216,828	$196,560-$216,690	$196,418-$216,548	$196,272-$216,402	($34,961)-$196,121	$195,965-$227,734	$195,805-$227,574	$195,640-$227,409	$195,471-$227,240
20. Best Buy, 3040 N. Gloster St., Tupelo, MS
Total Potential Gross Revenue	$395,455	$398,385	$242,411	$361,326	$364,528	$367,825	$371,221	$382,146	$391,053	$394,765	$398,587
Net Operating Income	$297,800	$297,800	$138,808	$254,616	$254,616	$254,616	$254,616	$262,042	$267,347	$267,347	$267,347
Cash Flow Before Debt Service & Taxes	$293,800	$293,680	($7,894)	$250,245	$250,114	$249,979	$249,840	$257,123	$262,280	$262,128	$261,971
21. Conn’s, 747 NE Loop 820, Hurst, TX
Total Potential Gross Revenue	$302,938	$305,673	$310,138	$317,990	$320,977	$325,629	$333,524	$336,789	$341,876	$350,515	$354,082
Net Operating Income	$211,799	$211,800	$213,450	$218,400	$218,400	$219,974	$224,700	$224,700	$226,425	$231,600	$231,600
Cash Flow Before Debt Service & Taxes	$206,753	$206,603	$208,097	$212,886	$212,721	$214,124	$218,675	$218,494	$220,033	$225,016	$224,819
22. Conn’s, 11101 Pecan Park Blvd., Austin, TX
Total Potential Gross Revenue	$493,643	$508,340	$511,896	$386,669	$479,244	$526,698	$530,700	$534,822	$539,068	$561,466	$567,610
Net Operating Income	$378,571	$389,816	$389,816	$260,927	$349,730	$393,298	$393,298	$393,298	$393,298	$411,324	$412,963
Cash Flow Before Debt Service & Taxes	$373,579	$384,674	$384,520	$255,472	$145,131	$387,511	$387,337	$387,158	$386,974	$404,811	$406,254
23. Conn’s, 2531 West Anderson Ln., Austin TX*
Total Potential Gross Revenue	$500,217	$474,854-$511,131	$474,845-$514,420	$341,930-$478,233	$481,722-$501,645	$485,317-$505,240	$508,941-$511,898	$512,755-$517,792	$519,864-$521,719	$525,763-$539,818	$529,930-$543,985
Net Operating Income	$393,774	$365,218-$401,495	$361,920-$401,495	$225,617-$361,920	$361,920-$381,843	$361,920-$381,843	$381,843-$384,800	$381,843-$386,880	$385,025-$386,880	$386,880-$400,935	$386,880-$400,935
Cash Flow Before Debt Service & Taxes	$388,782	($287,172)-$396,353	$356,624-$396,199	$26,977-$356,465	$356,301-$376,224	$356,133-$376,056	$375,882-$378,839	$375,703-$380,740	$378,701-$380,556	$380,367-$394,422	$380,171-$394,226
24. Vanguard Car Rental, 3600 Naturally Fresh Blvd., College Park, GA
Total Potential Gross Revenue	$1,403,125	$1,406,055	$1,409,074	$1,412,182	$1,849,738	$1,853,036	$1,856,433	$1,859,931	$1,863,536	$592,952	$893,252
Net Operating Income	$1,305,452	$1,305,452	$1,305,452	$1,305,452	$1,739,806	$1,739,806	$1,739,806	$1,739,806	$1,739,806	$465,511	$761,988
Cash Flow Before Debt Service & Taxes	$1,300,780	$1,300,640	$1,300,495	$1,300,347	$1,734,548	$1,734,390	$1,734,227	$1,734,060	$1,733,888	$120,711	$755,709
25. Rite Aid, 226 Parker Farm Rd., Buxton, ME*
Total Potential Gross Revenue	$228,892-$239,100	$219,734-$240,149	$220,814-$241,229	$221,926-$242,341	$204,064-$229,960	$238,028-$248,143	$239,244-$249,359	$240,495-$250,610	$241,785-$251,900	$250,524-$256,689	$259,302-$264,978
Net Operating Income	$193,939-$204,147	$183,732-$204,147	$183,732-$204,147	$183,732-$204,147	$164,724-$190,620	$197,508-$207,623	$197,508-$207,623	$197,508-$207,623	$197,508-$207,623	$204,918-$211,083	$212,328-$218,004
Cash Flow Before Debt Service & Taxes	$191,703-$201,911	$106,232-$126,647	$181,360-$201,775	$181,289-$201,704	$98,827-$188,103	$194,916-$205,031	$194,838-$204,953	$194,758-$204,873	$194,676-$204,791	$202,001-$208,166	$209,323-$214,999
26. Tractor Supply, 5235 SW Topeka Blvd., Topeka, KS*
Total Potential Gross Revenue	$342,667	$346,156	$349,748-$364,844	$353,449-$376,093	$357,261-$379,905	$361,187-$383,831	$365,231-$387,875	$258,369-$369,396	$373,686-$387,356	$378,105-$391,775	$382,656-$396,326
Net Operating Income	$210,099	$209,611	$209,106-$224,202	$208,588-$231,232	$208,055-$230,699	$207,504-$230,148	$206,938-$229,582	$95,327-$206,354	$205,752-$219,422	$205,134-$218,804	$204,496-$218,166
Cash Flow Before Debt Service & Taxes	$205,154	$204,517	$203,859-$218,955	$203,184-$225,828	$202,489-$225,133	$201,771-$224,415	$201,033-$223,677	($75,077)-$200,272	$199,487-$213,157	$198,681-$212,351	$197,850-$211,520

* A range of estimates is provided for each property where the lease was due to expire before 2022.

In preparing its opinion to the CCPT board of directors, CCPT’s financial advisor performed a variety of analyses, including an analysis relating to the financial forecasts of the net-leased properties of CCPT summarized above.  The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented.  As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description.  CCPT’s financial advisor arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor.  While the results of each analysis were taken into account in reaching the overall conclusion of CCPT’s financial advisor with respect to fairness, CCPT’s financial advisor did not make separate or quantifiable judgments regarding individual analyses, including its analysis relating to the financial forecasts of the net-leased properties of CCPT summarized above.  CCPT’s financial advisor believes that its analyses and the summary described in the Schedule 14D-9 must be considered as a whole and that selecting portions of  its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying CCPT’s financial advisor’s analyses and opinion.  In addition, the table above does not constitute a complete description of CCPT’s financial advisor’s analysis relating to the financial forecasts of the net-leased properties.  Considering the data in the tables above without considering the methodologies underlying, and the assumptions, qualifications and limitations affecting such analysis could create a misleading or incomplete view of CCPT’s financial advisor’s analyses.

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